UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 9, 2015 (October 7, 2015)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1831 Michael Faraday Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Principal Executive Officer

On October 7, 2015, Dr. David C. Collins submitted his written resignation as Chief Executive Officer of Learning Tree International, Inc. (the “Company”) to the Company’s Board of Directors (the “Board”). Dr. Collins resignation was effective October 7, 2015. Dr. Collins will continue to serve as Chairman of the Board.

(c) Appointment of New Principal Executive Officer

Effective on October 7, 2015, Mr. Richard A. Spires was appointed as the Chief Executive Officer of the Company. Mr. Spires currently serves on the Board of the Company and will continue to serve as a director, however, he will no longer receive compensation for service on the Board. Mr. Spires intends to resign from serving on the Board’s Audit Committee.

Mr. Spires, (54), has served on our Board since December 2013. Mr. Spires previously served as the Chief Executive Officer (CEO) of Resilient Network Systems, Incorporated from December 2013 to October 2015. He served as the Chief Information Officer (CIO) at the United States Department of Homeland Security (DHS) from August 2009 through May 2013, in which he was responsible for the management of the Department’s $5.6 billion annual IT budget. Mr. Spires held a number of positions at the Internal Revenue Service (IRS) from 2004 through 2008. He served as the Deputy Commissioner for Operations Support, having overall responsibility for the key support and administrative functions for the IRS, to include Information Technology, Human Capital, Finance, Shared Services, Real Estate, and Security functions. Prior to becoming Deputy Commissioner, Mr. Spires served as the IRS’ CIO, with overall strategic and operational responsibility for a $2 billion budget and a 7,000-person Modernization and Information Technology Services organization. Mr. Spires led the IRS’s Business Systems Modernization program for two and half years, which is considered one of the largest and most complex information technology modernization efforts undertaken to date. From 2000 through 2003, Mr. Spires served as President, Chief Operating Officer, and Director of Mantas, Inc., an approximately 50 person software company that provided business intelligence solutions to the financial services industry. From 1984 until 2000, Mr. Spires served in various positions with SRA International, to include Senior Vice President responsible for a $25 million business unit serving the financial services, telecommunications, and legal markets. Mr. Spires has an engineering background holding bachelor degrees from the University of Cincinnati and a master’s of science in engineering from the George Washington University and has received a number of awards for his leadership in IT management, particularly in Federal Government IT.

The terms of Mr. Spires employment as Chief Executive Officer of the Company are set forth in an Employment Agreement between Mr. Spires and the Company, dated October 7, 2015 (“Employment Agreement”). The Employment Agreement provides that Mr. Spires employment with the Company is at-will and can be terminated at any time with or without cause. In accordance with the Employment Agreement and the terms of his employment with the Company, Mr. Spires will receive annual compensation of $500,000. He will also be entitled to receive incentive based bonuses for the Company’s financial performance in the Company’s 2016 fiscal year (“FY2016) comprised of a bonus of up to $200,000, with a minimum of $100,000 guaranteed, and an additional bonus of $50,000 for each financial target that is achieved by the Company above the Company’s established budget for FY2016. Mr. Spires would be eligible to receive a substantially similar incentive-based bonus for the 2017 fiscal year (“FY2017”) based on Company financial performance for FY2017, however, only $50,000 of the incentive-based bonus in FY2017 would be guaranteed. In addition, Mr. Spires was granted 500,000 stock options, of which 300,000 were granted under the Company’s 2007 Equity Incentive Plan, as amended, with the remaining 200,000 stock options being non-qualified stock options granted pursuant to separate stock option grant agreements. The stock options will vest in equal annual installments (or 125,000 shares annually) over four (4) years beginning on the first anniversary of the date of grant. Mr. Spires may receive an additional grant of 100,000 non-qualified stock options outside of the 2007 Incentive Plan that would be exercisable for shares of common stock, subject to such grant receiving the prior approval of the Board or committee thereof.  The stock options granted are subject to accelerated vesting or are otherwise required to be assumed and continue under their existing terms in the event of a change of control of the Company or in the event that the Company is otherwise taken private by merger, stock purchase, asset purchase or other acquisition transaction.

There is no arrangement or understanding, other than the Employment Agreement, the incentive based bonuses, the stock option grants, and related employment terms described herein, between Mr. Spires and any other person pursuant to which Mr. Spires has been selected as an officer of the Company. Except as described herein and the compensation received as a member of the Board prior to the date hereof, Mr. Spires has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment (the “Amendment”) to Article IV, Section 3 of the Company’s Bylaws, as amended (the “Bylaws”) as well as conforming changes as a result of this Amendment, were adopted by the Board providing that the Chairman of the Board of the Company no longer must also serve as the Chief Executive Officer of the Company, as well as to incorporate duties of a Chief Executive Officer. The Amendment became effective on October 7, 2015. A copy of the Bylaws reflecting the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 7.01. Regulation FD Disclosure.

On October 7, 2015, the Company issued a press release announcing the resignation of Dr. Collins as Chief Executive Officer of the Company and the appointment of Mr. Spires as Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.2	Bylaws of Learning Tree International, Inc., as amended, on October 7, 2015.

99.1	Press release dated October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 9, 2015	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President